Exhibit 2.n.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement (Form N-2) of Gladstone Investment Corporation of our report dated May 24, 2013, relating to the consolidated financial statements of Danco Acquisition Corporation as of December 31, 2012 and 2011, and for the years then ended, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

San Francisco, California

July 28, 2015